UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 29, 2018
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 30, 2018, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), issued a press release to announce that, on May 29, 2018, the Company entered into an Asset Purchase Agreement (the "Purchase Agreement") to sell the assets of the Company's GTX ECN business, an institutional platform for trading foreign exchange (the "GTX Business"), to 360TGTX Inc. ("Buyer"), a subsidiary of Deutsche Börse AG. The transaction is expected to close in the second quarter of 2018, subject to customary closing conditions. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The Company has also made a presentation discussing the transaction available on its website (ir.gaincapital.com). A copy of the presentation is attached to this Current Report on Form 8-K as Exhibit 99.2.

The Purchase Agreement provides for a cash purchase price for the GTX Business of $100 million, subject to a customary adjustment based on the GTX Business's working capital on the closing date. The Purchase Agreement contains customary representations and warranties that generally survive until the first anniversary of the closing date. The parties to the Purchase Agreement are subject to customary covenants between the date of the Purchase Agreement and the closing date. The Company has also agreed to certain non-competition and non-solicitation obligations relating to the GTX Business and its employees that expire on the third anniversary of the closing date. The Company will provide certain transition services to Buyer for an initial period of 3 months following the closing date, and the parties will enter into commercial agreements relating to the continuing support of the GTX Business's prime-of-prime product offering, GTX Direct, and the Company's continued use of the GTX platform as a hedging venue.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of GAIN Capital Holdings, Inc. dated May 30, 2018
99.2	Presentation Regarding Transaction, dated May 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 30, 2018

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Name:	Diego Rotsztain
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of GAIN Capital Holdings, Inc. dated May 30, 2018
99.2	Presentation Regarding Transaction, dated May 30, 2018